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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT



Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)                    May 20, 1999

                          VERITAS Software Corporation
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             (Exact name of registrant as specified in its charter)

         Delaware                      000-22712                 94-2823068
----------------------------          ------------           -------------------
(State or other jurisdiction          (Commission              (IRS Employer
    of incorporation)                 File Number)           Identification No.)

              1600 Plymouth Street, Mountain View, California 94043
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               (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:        (650) 335-8000
                                                     ---------------------------


                                 Not applicable
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          (Former name or former address, if changed since last report)

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Item 5.  Other Events

The Company notes that Seagate Software, Inc. filed a Current Report on Form 8-K with the Commission on May 20, 1999 to provide certain supplemental quarterly financial data for the Network & Storage Management Group business of Seagate Software, Inc. The supplemental quarterly financial data reported was for all quarters of fiscal 1997 and 1998 and for the first two quarters of fiscal 1999. Net income/(loss) per share information was not provided because the Network & Storage Management Group does not have a formal capital structure.

Seagate Software, Inc. reported that the supplemental quarterly financial data has not been audited or reviewed by its independent auditors.

The data reported consists of the following:

Seagate Software, Inc.
Network & Storage Management Group
Supplemental Quarterly Financial Data

Quarterly for fiscal 1997
Not reviewed, in thousands

                                                          QUARTERS ENDED
                             -----------------------------------------------------------------------
                             SEPT. 27, 1996      DEC. 27, 1996      MARCH 28, 1997     JUNE 28, 1997
                             --------------      -------------      --------------     -------------
Revenue                      $  35,175           $  37,144          $  34,120           $  35,063
Gross Margin                    26,903              29,088             23,832              29,567
Loss from operations            (5,854)             (7,180)           (19,105)`            (8,969)
Net loss                        (4,319)             (5,848)           (15,621)             (7,412)

The Seagate Software, Inc. Network & Storage Management Group results of the quarter ended September 27, 1996 include a $780,000 write-off of developed technology acquired in the Netlabs, Inc. acquisition. The results of the quarter ended December 27, 1996 include write-offs totaling $1.3 million of developed technology acquired in the Network Computing Inc., and Creative Interaction Technologies, Inc., acquisitions. The results of the quarter ended March 28, 1997 include write-offs totaling $4.8 million of developed technology and write-offs of $6.2 of goodwill acquired in the Calypso Software Systems, Inc., Frye Computer Systems and Palindrome acquisitions. The results of the quarter ended June 28, 1997 include a restructuring charge netting to $2.5 million. This charge was comprised of $3.4 million arising from the decision to shutdown the Manchester operations and sell the technology acquired from Calypso Software Systems, Inc., and the decision to consolidate the Seagate Software, Inc. Network & Storage Management Group business which resulted in the shutdown of Seagate Software's Cupertino facility. The $3.4 million restructuring charge was reduced by $957,000 for the reversal of amounts pertaining to fiscal 1996 restructuring actions that were completed at less than originally estimated costs.

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Quarterly for fiscal 1998
Not reviewed, in thousands

                                                             QUARTERS ENDED
                                -----------------------------------------------------------------------
                                 OCT. 3, 1997       JANUARY 2, 1998    APRIL 3, 1998      JULY 3, 1998
                                --------------      ---------------    -------------      ------------

Revenue                           $  39,197           $  44,116         $  48,226          $  43,507
Gross Margin                         31,594              38,657            42,122             39,338
Income/(loss) from operations        (1,478)              2,856             7,871                181
Net income/(loss)                    (1,904)                655             3,919                186

The Seagate Software Inc. Network & Storage Management Group business results of the quarter ended January 2, 1998 include write-offs totaling $1.9 million relating to the capitalized assembled workforce and associated goodwill of Network Computing Inc., Netlabs, Inc., and Creative Interaction Technologies, Inc. The results of the quarter ended July 3, 1998 include a $6.8 million write-off of in-process research and development in connection with the acquisition of Eastman Software Storage Management Group, Inc.

Quarterly for fiscal 1999
Not reviewed, in thousands
First and second quarters only

                                                     QUARTERS ENDED
                                             ----------------------------------
                                             OCT. 2, 1998       JANUARY 1, 1999
                                             ------------       ---------------
Revenue                                       $  48,533           $  58,867
Gross Margin                                     44,167              54,623
Income/(loss) from operations                     8,345              15,969
Net income/(loss)                                 4,001               9,322

There were no unusual items to report in the quarters ended October 2, 1998 and January 1, 1999.


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                                   SIGNATURES



         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Dated:  May 26, 1999                   VERITAS SOFTWARE CORPORATION



                                       By: /s/ Jay Jones
                                           ----------------------------------
                                           Jay Jones
                                           Senior Vice President,
                                           Chief Administrative Officer,
                                           General Counsel and Secretary


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